                                                                      Exhibit 11


Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

Basic and Diluted before cumulative effect of     For the Three Months Ended  For the Six Months Ended
                                                  -----------------------------------------------------
    accounting change                                 June 30       June 30      June 30      June 30
                                                        2001          2000         2001         2000
                                                        ----          ----         ----         ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                      10,792,904    10,777,628  10,789,505   10,771,478
Less: Treasury shares                                  (785,000)     (458,800)   (775,539)    (409,054)
                                                  -----------------------------------------------------
Net Weighted average shares outstanding              10,007,904    10,318,828  10,013,966   10,362,424
                                                  =====================================================

Net income                                               $4,258        $3,713      $8,446       $7,649
                                                  =====================================================

Basic Earnings Per Share                                  $0.42         $0.36       $0.84        $0.74
                                                  =====================================================

DILUTED:
Weighted  average shares issued                      10,792,904    10,777,628  10,789,505   10,771,478
Less: Treasury shares                                  (785,000)     (458,800)   (775,539)    (409,054)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                             95,156        21,254      66,007       33,770
                                                  -----------------------------------------------------
                                                     10,103,060    10,340,082  10,079,973   10,396,194
                                                  =====================================================

Net income                                               $4,258        $3,713      $8,446       $7,649
                                                  =====================================================

Diluted Earnings Per Share                                $0.42         $0.36       $0.84        $0.74
                                                  =====================================================


Basic and Diluted                                 For the Three Months Ended  For the Six Months Ended
                                                  -----------------------------------------------------
                                                     June 30       June 30      June 30     June 30
                                                      2001          2000         2001         2000
                                                      ----          ----         ----         ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                      10,792,904    10,777,628  10,789,505   10,771,478
Less: Treasury shares                                  (785,000)     (458,800)   (775,539)    (409,054)
                                                  -----------------------------------------------------
Net Weighted average shares outstanding              10,007,904    10,318,828  10,013,966   10,362,424
                                                  =====================================================

Net income                                               $4,258        $3,713      $8,345       $7,649
                                                  =====================================================

Basic Earnings Per Share                                  $0.42         $0.36       $0.83        $0.74
                                                  =====================================================

DILUTED:
Weighted average shares issued                       10,792,904    10,777,628  10,789,505   10,771,478
Less: Treasury shares                                  (785,000)     (458,800)   (775,539)    (409,054)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                             95,156        21,254      66,007       33,770
                                                  -----------------------------------------------------
                                                     10,103,060    10,340,082  10,079,973   10,396,194
                                                  =====================================================

Net income                                               $4,258        $3,713      $8,345       $7,649
                                                  =====================================================

Diluted Earnings Per Share                                $0.42         $0.36       $0.83        $0.74
                                                  =====================================================




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